UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 25, 2004

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 (a). Entry into a Material Definitive Agreement.
Item 1.01(b). Amendment of a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Agreement - Robert J. Medlock
Press Release issued on October 26, 2004
Press Release issued on October 27, 2004

Item 1.01 (a). Entry into a Material Definitive Agreement.

     On October 26, 2004 (the “Effective Date”), NCI Building Systems, Inc. (“NCI”) issued a press release announcing that Robert J. Medlock intends to retire from his position as Executive Vice President, Chief Financial Officer and Treasurer of NCI and all of its subsidiaries effective on the first to occur of (i) the close of business on April 30, 2005 or (ii) the date that the Board of Directors of NCI (the “Board”) appoints an individual to assume, and that individual begins to serve in, the position of Chief Financial Officer of NCI (either (i) or (ii), the “Transition Date”).

     In connection with these events, on October 26, 2004, NCI and Mr. Medlock entered into an Agreement (the “Agreement”) providing that, among other things: (i) until the Transition Date, Mr. Medlock will continue to serve as Executive Vice President, Chief Financial Officer and Treasurer of NCI and all of its subsidiaries and (ii) after the Transition Date, Mr. Medlock will remain an employee of NCI working no more than 120 hours per year until November 1, 2014, unless his employment is terminated earlier as provided in the Agreement (the “Termination Date” and such period of employment from the Transition Date until the Termination Date, the “Advisory Period”). During the Advisory Period, Mr. Medlock will be paid a salary, be eligible for semi-annual awards of restricted stock of NCI as described below and will be eligible to participate in the group health and medical benefit programs (including long-term healthcare coverage, if any, which is made available to employees of NCI) on the same terms available to NCI employees generally. Mr. Medlock will also be entitled to the benefit provided to him under the existing terms of the NCI Supplemental Benefit Plan, as amended and restated on December 12, 2002, based on treating April 30, 2005 as his Retirement Date. Mr. Medlock has agreed to certain covenants regarding non-competition, non-solicitation of employees, disclosure of confidential information and non-disparagement.

     From the Effective Date until April 30, 2005, Mr. Medlock will continue to receive his base salary as in effect on the Effective Date and will be eligible for a bonus for NCI’s 2004 fiscal year. Mr. Medlock shall not be eligible for a bonus in future fiscal years unless approved by senior management or the Board in their discretion. From May 1, 2005 until the Termination Date, Mr. Medlock will receive a base salary of $50,000 per annum. From May 1, 2005 through December 31, 2009, Mr. Medlock shall be eligible for ten semi-annual awards of restricted stock of NCI (“Restricted Stock Awards”). Each Restricted Stock Award shall be for a number of shares that as of the date of such award has an aggregate fair market value of $25,000. The Restricted Stock Awards shall be subject to vesting terms consistent with such terms under the most recent Restricted Stock Agreement issued to Mr. Medlock, including the provision for full vesting in the event of his death, and shall be subject to all other terms and conditions of the plan and award agreements under which the Restricted Stock Awards are granted. Notwithstanding the foregoing, for purposes of determining the exercisability and term of stock options and vesting of restricted stock granted to Mr. Medlock prior to April 30, 2005, Mr. Medlock shall be deemed to have retired effective April 30, 2005, and for purposes of the Restricted Stock Awards granted after April 30, 2005 he shall not be eligible for vesting due to retirement.

     Under the Agreement, if Mr. Medlock is terminated without cause or due to disability, he will be entitled to continued benefits under the Agreement as if no termination had occurred. In the event of his death, salary payments and group health coverage will continue to be provided to

2

his surviving spouse (if any) through the Termination Date. If any successor to all or substantially all of the business or assets of NCI fails to either expressly assume the Agreement or assume it by operation of law, Mr. Medlock shall be entitled to an accelerated cash payout of his remaining salary and the value of his health care benefits, without reduction for early payment, subject to limitations on acceleration imposed by applicable tax law.

Item 1.01(b). Amendment of a Material Definitive Agreement.

     At a meeting held on October 25, 2004, the Compensation Committee of the Board approved an amendment to NCI’s Bonus Program (the “Program”). The Program was amended to eliminate individual salary grade-level caps on bonus levels and instead provides for a maximum bonus amount of 15% of NCI’s earnings before interest and taxes (“EBIT”), and a bonus pool for non-management employees equal to the lesser of $2 million or 10% of NCI’s EBIT. The Program provides for bonuses to be paid if NCI’s Return on Assets (“ROA”) is 15% or greater or if NCI’s growth in earnings per share is 10% or greater. Subject to those thresholds, the Program provides for increasing levels of bonuses calculated as a percentage of base salary for incremental increases in ROA and, for some employees, growth in earnings per share. In addition, as amended, the Program provides that ROA is calculated by dividing NCI’s EBIT plus deferred financing costs by its assets, excluding cash, deferred taxes and goodwill.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          (a) See Item 1.01 above.

          (b) On October 25, 2004, the Board elected John K. Sterling as a non-employee member of the Board. Mr. Sterling was also appointed as a member of the Nominating and Corporate Governance Committee as well as the Compensation Committee of the Board. Until May 2004, Mr. Sterling was a general partner of the law firm of Gardere Wynne Sewell LLP (“Gardere”) and served in an of counsel position with Gardere until his resignation from the firm effective upon his election to the Board. During its last fiscal year, NCI retained Gardere as its outside counsel, and Gardere is currently representing NCI in several matters.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description
10.1	Agreement by and between NCI Building Systems, Inc. and Robert J. Medlock

99.1	Press Release issued by NCI Building Systems, Inc. on October 26, 2004

99.2	Press Release issued by NCI Building Systems, Inc. on October 27, 2004

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ TODD R. MOORE
	Name:	Todd R. Moore
	Title:	Vice President and General Counsel

Dated: October 29, 2004

4

INDEX TO EXHIBITS

EXHIBIT
NUMBER	Description
10.1	Agreement by and between NCI Building Systems, Inc. and Robert J. Medlock

99.1	Press Release issued by NCI Building Systems, Inc. on October 26, 2004

99.2	Press Release issued by NCI Building Systems, Inc. on October 27, 2004